EXHIBIT 99.1

Zomedica Announces Second Quarter 2025 Financial Results: Revenue up 14% to $7 Million with 67% Gross Margins and $59 Million in Liquidity to Support Growth

Zomedica posts record year-over-year revenue for 18th straight quarter!

ANN ARBOR, MI / ACCESSWIRE / August 6, 2025 / Zomedica Corp. (OTCQB: ZOMDF) ("Zomedica" or the "Company"), a veterinary health company offering point-of-care diagnostic and therapeutic products for equine and companion animals, today reported consolidated financial results for the second quarter ended June 30, 2025.

“We are very pleased with the 14% growth attained in the second quarter as we posted record year-over-year revenue for the 18th straight quarter,” said Larry Heaton, Chief Executive Officer of Zomedica. “Bolstered by continued and robust usage of our therapeutic products, including our PulseVet® and Assisi® products, and the continued growth and adoption of our diagnostic products, including our expanding TRUFORMA® platform, we were able to deliver the strongest second quarter in company history.

“Through further expansion of our portfolio and the continued optimization of our commercial organization, we are seeing the positive impact in both placements and consumable usage as evidenced by 86% growth in our Diagnostic segment and 21% growth in total Consumable sales year-over-year. We believe this growth and the model in which these sales are generated further supports a foundation for recurring sales revenue in the future.

“International sales continue to grow, with sales up 13% compared to the second quarter of 2024, driven by a combination of organic growth and orders from new distributor partners.

“We are particularly pleased with the success of recent initiatives aimed at expanding our coverage and extending the use of our suite of products. During the quarter, we launched a national Equine Asthma registry which provides us with a low cost way to accumulate data to support expanded usage of our PulseVet system.

“To further strengthen the impact and reach of our products, we continue to work to identify gaps in market offerings, including upgrading and enhancing our current products to address changing needs and to provide better, faster, and more accurate performance. This can be seen through the recent launch of our enhanced TRUFORMA® T4 assay and a VetGuardian® onboarding app designed to help streamline  the installation and integration process. We expect to roll out additional enhancements to our VetGuardian and TRUVIEW® platforms during the upcoming quarter.

“Gross margin, a key component of reaching profitability, came in at 67%.

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“Internal cost reduction initiatives are well underway, as evidenced by our $0.7 million reduction in OPEX for the quarter ended June 30, 2025 and $2.1 million reduction for the six months ended June 30, 2025.

“Based on the momentum we have created through the second quarter of the year, and supported by the strength of our balance sheet, we believe that we are well positioned to aggressively execute on our strategy to drive the accelerated adoption of our innovative portfolio on a global scale,” concluded Mr. Heaton.

2025 Second Quarter Financial Highlights

Revenue for the second quarter of 2025 grew by 14% to $7.0 million, compared to second quarter 2024 revenue, highlighted by 86% growth in our Diagnostics segment, driven primarily by accelerating adoption of our TRUFORMA point-of-care, diagnostic platform.

Revenue by Product Segment:

•	Diagnostics segment revenue, comprised of our TRUFORMA, TRUVIEW, and VETGuardian products, was $0.8 million, up 86% over second quarter 2024 revenues, primarily driven by accelerating adoption of our TRUFORMA point-of-care, diagnostic platform and our expanded menu of assays.

•	Therapeutic Device segment revenue, comprised of our PulseVet® and Assisi® products, was $6.2 million, up 8% from second quarter 2024 revenues.

Revenue by Product Category:

•	Consumable revenues grew to $5.3 million, up 21% over second quarter 2024 revenues, driven primarily by accelerating adoption of our TRUFORMA products and the continued, strong sales of PulseVet® trodes, from both new device installations and reorders associated with existing systems. We anticipate that this growth will further compound and recur in future periods as more devices are installed.

•	Capital revenues were $1.7 million, flat to second quarter 2024 revenues.

Gross margin was 67% for the second quarter of 2025.

* Reported financial metrics, including year-over-year and sequential percentage changes, are calculated using actual results, which may not match calculations done using the figures shown in this press release due to rounding. Please refer to the Company’s Form 10-Q for additional detail.

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2025 Second Quarter Results Review

Revenue for the three months ended June 30, 2025, was $7.0 million, compared to $6.1 million for the three months ended June 30, 2024, an increase of $0.9 million or 14%. Both Therapeutic Device and Diagnostic revenues grew year-on-year, highlighted by Diagnostics revenue growth of 86%.

Margins remained strong at 67%.

Total operating expenses were $12.7 million, compared to $29.4 million for the three months ended June 30, 2024, which included a non-cash impairment charge of $16.0 million. Excluding impairment, operating expenses decreased $0.7 million or 5% from an adjusted $13.4 million for the three months ended June 30, 2024.

Research and development expenses were $1.9 million, compared to $1.5 million for the three months ended June 30, 2024, an increase of $0.4 million or 25%, with costs related to the continued buildup of internal capabilities to develop, test, and manufacture our next generation of therapeutic and diagnostic products.

Selling and marketing expenses were $4.6 million, compared to $3.9 million for the three months ended June 30, 2025, an increase of $0.7 million or 19%, primarily driven by the increased headcount of our sales department relative to the prior year, as well as higher commissions associated with sales growth.

General and administrative expenses were $6.2 million, compared to $8.0 million for the three months ended June 30, 2024, a decrease of $1.8 million or 23%, primarily driven by a non-recurrence of special meeting fees and impairment related accounting expenses from last year and lower salary and related expenses (including severance) due to recent headcount actions.

Net loss for the three months ended June 30, 2025 was $7.4 million, compared to $23.9 million (including impairment charges) for the three months ended June 30, 2024.

*Non-GAAP EBITDA loss (which includes adjustments for stock compensation) for the three months ended June 30, 2025, was $5.8 million compared to an adjusted loss of $22.3 million (including impairment charges) for the three months ended June 30, 2024.

When adjusting for the non-recurring items noted above and other non-cash items, **Adjusted Non-GAAP EBITDA loss was $5.5 million, compared to **Adjusted Non-GAAP EBITDA loss of $5.2 million for the second quarter of 2024.

Liquidity and Outstanding Share Capital

Zomedica had cash, cash equivalents, and available-for-sale securities of $59.1 million as of June 30, 2025.

As of June 30, 2025, Zomedica had 979,949,668 common shares issued and outstanding.

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For complete financial results, please see Zomedica's filings on EDGAR and SEDAR+ or visit the Zomedica website at www.zomedica.com.

For percentage calculations please refer to the financial statements filed with the SEC on Wednesday, August 6, 2025, along with other public filings.

Zomedica’s Fourth Friday at Four Webinar:

Zomedica Corp. is pleased to announce the next installment of its Fourth Friday at Four Webinar series, scheduled for Friday, August 22, 2025 at 4:00 PM ET, during which we will also review and discuss our second quarter financial performance.

For more information visit www.zomedica.com.

About Zomedica

Zomedica is a leading equine and companion animal healthcare company dedicated to improving animal health by providing veterinarians innovative therapeutic and diagnostic solutions. Our gold standard PulseVet® shock wave system, which accelerates healing in musculoskeletal conditions, has transformed veterinary therapeutics. Our suite of products also includes the Assisi® Loop line of therapeutic devices, along with the TRUFORMA® diagnostic platform, TRUVIEW® digital cytology system, VETGuardian® no-touch monitoring system, and VETIGEL® hemostatic gel, all designed to empower veterinarians to provide top-tier care. In the aggregate, their total addressable market in the U.S. exceeds $2 billion. Headquartered in Michigan, Zomedica employs approximately 150 people and manufactures and distributes its products from its world-class facilities in Georgia and Minnesota. Zomedica grew revenue 8% in 2024 to $27 million and maintains a strong balance sheet with approximately $59 million in liquidity as of June 30, 2025. Zomedica is advancing its product offerings, leveraging strategic acquisitions, and expanding internationally as we work to enhance the quality of care for pets, increase pet parent satisfaction, and improve the workflow, cash flow and profitability of veterinary practices. For more information visit www.zomedica.com.

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Cautionary Note Regarding Forward-Looking Statements

Except for statements of historical fact, this news release contains certain “forward-looking information” or “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” or “will” occur and include statements relating to our expectations regarding future results. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance, or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made, including assumptions with respect to economic growth, demand for the Company's products, the Company's ability to produce and sell its products, sufficiency of our budgeted capital and operating expenditures, the satisfaction by our strategic partners of their obligations under our commercial agreements and our ability to realize upon our business plans and cost control efforts.

Our forward-looking information is subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: the outcome of clinical studies; the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments; uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and verification and validation studies; uncertainty as to the timing and results of commercialization efforts, including international efforts, as well as the cost of commercialization efforts, including the cost to develop an internal sales force and manage our growth; uncertainty as to our ability to realize the anticipated growth opportunities from our acquisitions; uncertainty as to our ability to supply products in response to customer demand; supply chain risks associated with tariff changes; uncertainty as to the likelihood and timing of any required regulatory approvals, and the availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; veterinary acceptance of our products and purchase of consumables following adoption of our capital equipment; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; performance by our strategic partners of their obligations under our commercial agreements, including product manufacturing obligations; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to any required clinical trials and regulatory approvals, risks relating to the safety and efficacy of our products, the use of our products, intellectual property protection, and the other risk factors disclosed in our filings with the SEC and under our profile on SEDAR+ at www.sedarplus.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contact:

Zomedica Investor Relations

investors@zomedica.com

1-734-369-2555

SOURCE: Zomedica Corp.

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Non-GAAP Measures

Non-GAAP EBITDA, Adjusted Non-GAAP EBITDA, and other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Zomedica's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Zomedica's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below.

* Non-GAAP EBITDA is defined as net loss and comprehensive loss excluding amortization, depreciation, non-cash stock compensation, and taxes while reversing out the benefits derived from net interest income.

** Non-GAAP Adjusted EBITDA is defined as Non-GAAP EBITDA, as defined above, excluding impairment charges and non-recurring items; including but not limited to specialized accounting, tax, and audit services, new facility integration / start-up costs, and other one-time items.

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ZOMEDICA CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

	Three Months Ended June 30,
	2025	2024

Net loss and comprehensive loss	$(7,353)	$(23,980)
Amortization expense	1,412	1,626
Depreciation expense	509	351
Stock-compensation expense	260	858
Interest income	(629)	(1,038)
Income tax benefit	12	(143)
Non-GAAP EBITDA loss	$(5,789)	$(22,326)
Impairment expense	-	16,024
Proforma adjustments (1)	279	1,083
Adjusted Non-GAAP EBITDA loss	$(5,510)	$(5,219)

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(1)	Proforma adjustments for the three months ended June 30, 2025 included $263 of one-time general and administrative expenses and $16 of one-time selling and marketing expenses.

ZOMEDICA CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

	Six Months Ended June 30,
	2025	2024

Net loss and comprehensive loss	$(71,118)	$(33,203)
Amortization expense	3,105	3,223
Depreciation expense	1,030	685
Stock-compensation expense	878	1,959
Interest income	(1,359)	(2,131)
Income tax benefit	(45)	(309)
Non-GAAP EBITDA loss	$(67,509)	$(29,776)
Impairment expense	55,833	16,024
Proforma adjustments (1)	422	3,276
Adjusted Non-GAAP EBITDA loss	$(11,254)	$(10,476)

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(1)	Proforma adjustments for the six months ended June 30, 2025 included $417 of one-time general and administrative expenses and $5 of one-time selling and marketing expenses.

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